Exhibit 10.2

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) private or confidential

MASTER ONBOARDING Agreement

THIS MASTER ONBOARDING AGREEMENT (this “Agreement”) is entered into as of ___________ ____, 2021 (the “Effective Date”), by and between NLFM Leaseco, LLC (“Onboarding Agent”) and _____________1 (“Owner”).

WHEREAS, Owner owns a multiple dwelling unit as described on Exhibit A attached hereto (the “Designated MDU”); and

WHEREAS, Owner desires to retain the services of the Onboarding Agent to assist the Owner in obtaining, from a third-party, internet services for the Designated MDU owned by the Owner and management of the fiber optic and ancillary infrastructure located at the Designated MDU in accordance with the terms and conditions below (collectively the “Onboarding Services”).

NOW THEREFORE, the parties, for good and valuable consideration, intending to be legally bound, agree as follows:

1.

Definitions. In addition to other terms defined in this Agreement, the following terms whenever used in this Agreement have the meanings set forth in this Section 1, unless such meanings are expressly modified, limited or expanded herein:

(a)

“Claim” means any civil, criminal, administrative, regulatory or investigative action or proceeding commenced or threatened by a third party, including governmental authorities and regulatory agencies, however described or denominated.

(b)

“Confidential Information” means information that one party (or an affiliate) discloses to the other party under this Agreement, and which is marked as confidential or would normally under the circumstances be considered confidential information. Confidential Information does not include: (i) information that the recipient already knew, (ii) that becomes public through no fault of the recipient, (iii) that was independently developed by the recipient without access to or use of Confidential Information of the discloser, or (iv) that was lawfully given to the recipient by a third party.

(c)

“Law” means all applicable laws, statutes, codes, rules, regulations, reporting or licensing requirements, ordinances and other pronouncement having the effect of law of the United States, any state, county, city, province, or other political subdivision, including those promulgated, interpreted, or enforced by any governmental authority.

(d)

“Losses” means any judgments, settlements, awards, losses, charges, liabilities, penalties, interest claims (including taxes and all related interest and penalties incurred directly with respect thereto), however described or denominated, and all related reasonable costs, expenses and other charges (including all reasonable attorneys’ fees and reasonable internal and external costs of investigations, litigation, hearings, proceedings, document and data productions and discovery, settlement, judgment, award, interest and penalties), however described or denominated.

(e)

“Notification Related Costs” means the Owner’s internal and external costs associated with addressing and responding to the Security Breach, and may include some or all of the following (or more): (i) preparation and mailing or other transmission of legally required notifications; (ii) preparation and mailing or other transmission of such other communications to tenants, agents or others as Owner deems reasonably appropriate; (iii) establishment of a call center or other communications procedures in response to such Security Breach; (iv) public relations and other similar crisis management services; (v) legal and accounting fees and expenses associated with the Owner’s investigation of and response to such event; and

[1]	See Annex A for a list of parties that have entered into this form of agreement.

(vi) costs for commercially reasonable credit reporting services that are associated with legally required notifications or are advisable under the circumstances.
(f)

“Owner Data” means any and all Confidential Information of Owner or any Personally Identifiable Information of any Representative of Owner or any individual occupant of the Designated MDU, regardless of the method such information is received, collected or otherwise processed and regardless of the form, format or medium in or on which such data or information is stored.

(g)

“Personally Identifiable Information” means personally identifiable information of individuals, and any information that may be used to track, locate or identify such individuals (including, without limitation, names, addresses, credit card numbers, account numbers, specific items ordered, and also denominations and quantities ordered by customers and aggregate customer and/or product information if any individual person can be identified from such information).

(h)

“Representatives” means subcontractors, representatives and agents of a party, and the employees of the foregoing (but excluding in the case of Onboarding Agent’s Representatives, Provider and any Provider Representatives from such definition).

(i)

“Security Breach” means (i) any circumstance pursuant to which applicable Law requires notification of such breach to be given to affected parties or other activity in response to such circumstance; or (ii) any actual, attempted, suspected, threatened, or reasonably foreseeable circumstance that compromises, or could reasonably be expected to compromise, either the physical, system or electronic security in a fashion that either does or could reasonably be expected to permit unauthorized processing, use, disclosure or acquisition of or access to any Owner Data developed, maintained, processed or transmitted by Onboarding Agent or any Onboarding Agent Representatives.

(j)

“Service Level Credits” means the monetary amounts that a Provider is obligated to pay or credit to Onboarding Agent under a Services Contract in the event of a service level default, as specified in the applicable service level agreement that is a part to the Services Contract.

(k)	“Unit” means any current or future individual dwelling unit in the Designated MDU.
2.

Term. This Agreement shall commence on the Effective Date and shall continue in effect for an initial term of [***] (the “Initial Term”), unless extended or earlier terminated as provided herein. This Agreement shall be automatically renewed for successive periods of [***] (each, a “Renewal Period” or collectively, “Renewal Periods”), unless terminated by one party giving the other party written notice at least [***] before the expiration of the Initial Term or any subsequent Renewal Period or unless terminated as otherwise provided herein. The Initial Term, together with any Renewal Periods, is referred to as the “Term.”

3.

Onboarding Services. Subject to the terms of this Agreement, Onboarding Agent, without further approval from Owner, will have the exclusive right and authority to select, negotiate with, engage, contract with, pay, direct and discharge third-party providers (each a “Provider”) to provide Management and Internet Services to the Designated MDU, including tenants and any common areas or courtesy outlets. “Management and Internet Services” means collectively, internet services, the installation, operation, management, maintenance, repair, replacement and optimization of fiber optic, DSL, cable, fixed wireless, satellite or other methods of providing connection to the internet and ancillary infrastructure, and customer service related to connection, disconnection, complaints and service requests. During the Term, Owner will not contract with any third-party to provide Management and Internet Services at the Designated MDU and will not permit marketing of internet services or substantially similar services at the Designated MDU. Onboarding Agent and Provider may, in the discretion of Onboarding Agent, conduct a marketing program for the internet services at the Designated MDU. In addition, Owner or its agents may advertise the availability of internet services provided by a Provider at the Designated MDU, subject to reasonable consultation and approval rights of Onboarding Agent and approval by Provider of use of its logo/trademark.

4.	Services Contract.
(a)

Form of Services Contract. Except with Owner’s prior approval, all contracts with a Provider to provide the Management and Internet Services to the Designated MDU (each a “Services Contract”) must substantially meet the service level, performance standards and maintenance standards as identified in Exhibit B.

(b)

Courtesy Services. The Services Contract must include the specified number of courtesy services and outlets available to Owner at no charge as set forth on Exhibit A. Owner agrees to be bound, with respect to use of such courtesy services and outlets, by Provider’s acceptable use policy and privacy policy as provided to Owner.

(c)

Enforcement of Services Contract. Onboarding Agent shall take all reasonable action (and as reasonably requested by Owner) necessary to enforce the Services Contract, including the representations, warranties, service level agreements and other covenants provided therein. Notwithstanding the foregoing, prior to taking any legal action or retaining third parties to pursue damages or enforcement efforts in connection with the enforcement of a Services Contract, Onboarding Agent will consult with Owner. Owner will be responsible for all direct and documented third party costs (including reasonable attorneys’ fees) for enforcement of and collection efforts associated with enforcement of a Services Contract. Owner will be entitled to any awards, proceeds, or other recovery associated with such enforcement and collection efforts. Owner will have the right to select counsel and control such enforcement.

(d)

Step-in Rights. If Onboarding Agent fails to perform its obligations under a Services Contract that would give rise to a right for a Provider to terminate such Services Contract or if Onboarding Agent fails to enforce the Services Contract as required under this Agreement, Owner may, but does not have the obligation to, exercise any and all rights, obligations and remedies of Onboarding Agent under such Services Contract (the “Step-in Right”). Each Services Contract shall include (i) Owner as an express third-party beneficiary of such Services Contract and (ii) a Step-in Right in favor of Owner and will require the Provider to promptly give Owner copies of any default notices given to Onboarding Agent and at least [***] prior written notice of any termination by Provider of a Services Contract. Onboarding Agent shall cooperate fully with Owner and its Representatives and provide all reasonable assistance at no charge to Owner in Owner’s exercise of its Step-in Right. Onboarding Agent is liable to Owner for any fees or expenses that Owner may incur in exercising its Step-in Right and curing any default, or performing any obligations in connection with any default, of Onboarding Agent under a Services Contract.

(e)	Provider Indemnification. Each Services Contract shall include an indemnification in favor of Owner in substantially the form set forth in Section 12 of this Agreement.
(f)

Pass Through Warranties. In addition to the Step-in Right, Onboarding Agent shall to the greatest extent available pass through or assign to Owner the rights Onboarding Agent obtains from Providers under a Services Contract (including warranty and indemnification rights), to the extent that such rights are assignable.

5.	Providers.
(a)

Selection of Providers. Onboarding Agent will select and engage a Provider for the Designated MDU. Other than Onboarding Agent’s selection of a Pre-Approved Provider, Owner will have the right to pre-approve a Provider, such approval shall not be unreasonably withheld, conditioned or delayed. “Pre-Approved Provider” means any Provider listed on Exhibit C attached hereto or any Provider approved by Owner subsequently. The parties may from time to time by mutual agreement add or remove Providers from Exhibit C, and any Provider that becomes insolvent or bankrupt, or ceases to offer internet services shall be deemed automatically removed from Exhibit C.

(b)

Replacement of Provider. Owner may request, by written notice to Onboarding Agent, that Onboarding Agent replace a specific Provider with another Provider for reasons that are not unlawful. Such notice must provide reasonable detail for why Owner is requesting a replacement of a Provider. Onboarding Agent will use reasonable efforts, but is not required, to replace a Provider with a different Provider selected by Onboarding Agent, subject to the terms of the applicable Services Contract.
6.

Onboarding Agent’s Obligations. During the Term, Onboarding Agent agrees to use its commercially reasonable efforts to obtain the Management and Internet Services for the Designated MDU meeting the service levels and performance standards set forth on Exhibit B In furtherance of the foregoing, Onboarding Agent will:

(a)	Use reasonable care in the selection of each Provider.
(b)	Conduct negotiations with prospective new Providers for the Designated MDU and coordinate any renewals or extensions of an existing Services Contract.
(c)

Observe, satisfy, and perform its obligations under each Services Contract and maintain each Services Contract free of material defaults by Onboarding Agent, including without limitation payment of the fees due to the Provider under each Services Contract, subject to Owner’s payment of the Fees due hereunder.

(d)

Manage the Provider and monitor the Provider’s performance under the Services Contract, including without limitation monitor and verify (i) Provider’s performance of the Management and Internet Services in accordance with the terms of the Services Contract, (ii) Provider’s achievement of the service levels and performance standards set forth in the Services Contract, and (iii) Provider’s performance of maintenance services and achievement of maintenance specifications set forth in the Services Contract.

(e)	Enforce the terms of each Services Contract as required herein.
(f)	Promptly notify Owner of any defaults or disputes with a Provider that cannot be readily resolved by Onboarding Agent or that may materially affect Owner’s rights and obligations.
(g)	Comply with all Laws in all material respects in performing the Onboarding Services.
(h)

Use reasonable efforts and due diligence to assure that Provider complies with all Laws in providing the Management and Internet Services, provided, however, Onboarding Agent shall not be liable for the failure of the Provider to comply with all Laws unless such failure arises because of the gross negligence or willful misconduct of Onboarding Agent.

7.

Limitation on Authority. Except as specifically set forth herein, Onboarding Agent shall not, without the express prior written approval of Owner: (1) modify, or in any way alter the provisions of any Services Contract in a manner which would materially reduce the service level and performance and maintenance standards below those set forth in Exhibit B, (2) execute any written document which materially waives, compromises or in any manner releases or discharges any Provider from its obligations under the Services Contract; (3) hold itself out as an agent of Owner and obligate Owner on any contract or for any fees or commissions to any Provider or third party; or (4) pledge the credit of or borrow money in the name of or on behalf of Owner. The limitations set forth in the preceding sentence shall be in addition to all other restrictions on the authority of Onboarding Agent set forth in this Agreement.

8.	Personnel.
(a)

Personnel. Onboarding Agent shall, and shall cause its Representatives, vendors and invitees to, comply with Owner’s rules and regulations governing access to and conduct on the Designated MDU. Onboarding Agent shall provide Owner’s rules and regulations governing access to and conduct on the Designated MDU to each applicable Provider and will require Provider’s compliance with such rules and regulations. Owner will allow Onboarding Agent and Provider personnel carrying Onboarding Agent or Provider-issued identifications to enter the Designated MDU for the purposes of providing the Onboarding Services or the Management and Internet Services, as applicable, (i) at mutually agreed upon or scheduled times, (ii) during normal business hours upon [***] prior notice, or (iii) with as much notice as possible under the circumstances (or promptly afterward) for emergency maintenance.

(b)

Subcontractors. Onboarding Agent shall not subcontract any portion of the Onboarding Services without the prior written consent of Owner. Any purported subcontracting not consented to by Owner shall be void at Owner’s option and shall constitute a material breach of this Agreement. Onboarding Agent acknowledges that Owner has entered this Agreement in reliance on Onboarding Agent’s ability and agreement to personally perform its obligations hereunder. In the event Owner consents to any subcontracting, Onboarding Agent shall, on request by Owner, provide Owner with a copy of each subcontractor agreement. Notwithstanding any Owner consent to any subcontracting: (i) Onboarding Agent shall cause subcontractor to comply with all applicable provisions of this Agreement; (ii) Onboarding Agent hereby assumes responsibility to Owner for the proper performance of the Onboarding Services of each such subcontractor or affiliate and shall be liable for any act or omission of such subcontractor(s) or affiliate(s) as if such act or omission was performed (or failed to be performed) directly by Onboarding Agent; and (iii) all insurance policies that this Agreement requires Onboarding Agent to maintain shall provide coverage with respect to all applicable actions or inactions of subcontractors as if they were those of Onboarding Agent.

9.	Fees.
(a)	Fees. As compensation for the Onboarding Services provided by Onboarding Agent, Owner will pay Onboarding Agent [***].
(b)

Payment terms. Onboarding Agent shall invoice Owner [***]. Fees will not begin to accrue with respect to the Designated MDU until the date set forth on Exhibit A. Payment shall be due and payable within [***] of receipt of an invoice.

(c)

Service Level Credits. If Onboarding Agent receives Service Level Credits from a Provider under a Services Contract, [***]. The Service Level Credits represent credits for the reduced value of the Management and Internet Services, are not liquidated damages or penalties, [***].

(d)	Responsibility for Costs. [***].
(e)	[***].
(f)

Charged Amount; Records. Owner shall provide Onboarding Agent in writing a list of the Charged Amount for each Unit at the Designated MDU prior to commencement of Fees as provided in Section 9(b) and Exhibit A. Owner shall update the list of Charged Amounts promptly upon a change in the Charged Amount for a Unit, but no less than [***] after a change in the Charged Amount for a Unit. During the Term and for a period of [***], Owner shall keep and maintain complete and accurate books and records of the amount charged to, and paid by, each occupant of a Unit for internet services (collectively, the “Records”). During the Term and for a period of [***], Onboarding Agent and its Representatives may, once in any consecutive [***], unless specific follow-up audits are required because of a bona fide good faith dispute or other reasonable suspicion of breach of this Agreement by Owner, upon [***] written notice to Owner, conduct an audit and/or inspection of the Records during Owner’s regular business hours, (each, an “Audit”). In connection with each Audit, Onboarding Agent and Onboarding Agent’s Representatives may make copies of the Records or require that Owner make copies of the Records and mail (or provide them electronically) them to Onboarding Agent at Onboarding Agent’s sole cost and expense. Onboarding Agent may conduct an Audit, regardless of the existence of any claim, dispute, controversy, mediation, arbitration, litigation or negotiation between or otherwise involving the parties. In the event an Audit reveals that Owner has understated the Charged Amount resulting in an underpayment by Owner, then, [***] following Onboarding Agent’s delivery of notice of such underpayment, Owner shall pay the Onboarding Agent the amount of such underpayment. In the event the amount of such underpayment is greater than [***] of the Fees actually paid by Owner to Onboarding Agent during the [***], then in addition to payment of the amount of the underpayment Owner shall pay Onboarding Agent the sum of all direct costs and expenses incurred by Onboarding Agent in connection with the Audit, including without limitation, reasonable attorneys’ and accountants’ fees.

10.	Mutual Representations and Warranties. By execution of this Agreement, each party represents and warrants to the other:
(a)

No Conflict. That the representing party has full right and authority to enter into and perform this Agreement in accordance with the terms hereof and thereof, and that by entering into or performing this Agreement, the representing party is not in violation of its charter or bylaws, or any Law or agreement by which it is bound or to which it is subject; and

(b)

Authority. That the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action, that the signatories for such party hereto are authorized to sign this Agreement, and that the joinder or consent of any other party, including a court or trustee or referee, is not necessary to make valid and effective the execution, delivery and performance of this Agreement by such party.

11.	Contractor Representations and Covenants.
(a)

Compliance with Privacy Policy, Laws, and Regulations. Onboarding Agent represents, warrants, and covenants that it will comply with all applicable Laws in its performance of this Agreement, including, but not limited to, all local, state, federal, and international privacy, confidentiality, consumer protection, advertising, electronic mail, data security, data destruction, and other similar Laws whether in effect now or in the future.

(b)

Disclaimer of Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY AND ALL SUCH WARRANTIES ARE HEREBY SPECIFICALLY DISCLAIMED.

12.	Indemnity.
(a)	[***]
(b)	[***]
13.	LIMITATION OF LIABILITY
(a)	LIABILITY CAP. [***]
(b)	[***]
14.

Insurance. Each party shall obtain, pay for, and maintain in full force and effect during the Term insurance as follows: (a) Workers’ compensation and employers’ liability insurance with limits to conform with the greater of the amount required by applicable law or [***] each accident, including occupational disease coverage; (b) Commercial general liability insurance with limits not less than [***] combined single limit for bodily injury, death, and property damage, including personal injury, contractual liability, independent contractors, broad-form property damage, and products and completed operations coverage; and (c) Commercial automobile liability insurance with limits not less than [***] each occurrence combined single limit of liability for bodily injury, death, and property damage, including owned and non-owned and hired automobile coverages, as applicable. To the extent any insurance coverage required under this Section is purchased on a “claims-made” basis, such insurance shall cover all prior acts of insured party during the Term, and such insurance shall be continuously maintained until at least [***] the expiration or termination of the Term, or the insured party shall purchase “tail” coverage, effective upon termination of any such policy or upon termination or expiration of the Term, to provide coverage for at least [***] from the occurrence of either such event. Certificates of Insurance evidencing all coverages described in this Section shall be furnished to the requesting party on written request. Each party shall give [***] prior written notice to the other party of cancellation, non-renewal, or material change in coverage, scope, or amount of any policy.

15.	Termination.
(a)

Termination for Breach.  Upon written notice, a party may terminate this Agreement if the other party breaches any material term or condition of this Agreement and fails to cure the breach within [***] after receipt of written notice (or such longer period as may be reasonably required if the breach is not susceptible of cure within [***] after receipt of written notice, but no more than [***].

(b)

Other Rights to Terminate. Either party shall be entitled to terminate this Agreement, immediately by giving written notice to the other party (the “Defaulting Party”) if one of the following events occur:

(i)	the Defaulting Party permanently ceases for any reason to conduct its business in the normal course;
(ii)

if the Defaulting Party passes a resolution, or any court of competent jurisdiction makes an order, that the affected party shall be dissolved, or if a trustee in bankruptcy, liquidator, receiver or manager on behalf of a creditor or similar officer is appointed; or

(iii)

the Defaulting Party makes an assignment for the benefit of creditors, has a trustee or receiver appointed to manage all or a substantial part of its assets or if a petition in bankruptcy or under any insolvency law is filed by or against the Defaulting Party and such petition is not dismissed within sixty (60) days after it has been filed.

(c)

Effects of Termination.  If the Agreement expires or is terminated, then: (i) other than as provided in Section 15(d), the rights granted by one party to the other will immediately cease; and (ii) upon request, to the maximum extent permitted by law, each party will, upon notice by the other party, promptly return or destroy (at the other party’s option) all Confidential Information of the other party and certify to the same.

(d)

Transition Services. In the event of any termination of this Agreement, Onboarding Agent will assist in the transition of the Management and Internet Services to a third-party provider to allow for a smooth transition of the Management and Internet Services with minimal interruption in the Management and Internet Services to each Unit, to the extent requested by Owner, not to exceed a period of [***] or the period set forth in the Services Contract, whichever is longer. During any such transition period, Owner shall continue to pay Fees to Onboarding Agent.

(e)	Wrongful Termination.
(i)

In the event that Owner terminates this Agreement for a reason that is not permitted under this Agreement (“Wrongful Agreement Termination”), Onboarding Agent shall be entitled to receive, as of the effective date of such Wrongful Agreement Termination, a dollar amount equal to: [***].The sum owed under this Section 15(e)(i) is agreed upon as liquidated damages and not as a penalty. The parties hereto have computed, estimated, and agreed upon the sum as an attempt to make a reasonable forecast of probable actual loss because of the difficulty of estimating with exactness the damages which will result.

(ii)

In the event that Owner sells, conveys or otherwise transfers the Designated MDU in violation of Section 18(c) (including with limitation the failure of the purchaser or subsequent owner of the Designated MDU to assume this Agreement or enter into a replacement Agreement in substantially the form of this Agreement) (a “Wrongful MDU Termination”), Onboarding Agent shall be entitled to receive, as of the effective date of such Wrongful MDU Termination, a dollar amount equal to: [***]. The sum owed under this Section 15(e)(ii) is agreed upon as liquidated damages and not as a penalty. The parties hereto have computed, estimated, and agreed upon the sum as an attempt to make a reasonable forecast of probable actual loss because of the difficulty of estimating with exactness the damages which will result.

(f)

Onboarding Agent Equipment. Upon expiration or termination of this Agreement for any reason, Onboarding Agent shall have a period of [***] following such expiration or termination (or if extended pursuant to Section 15(d) after termination of the transition services provided in Section 15(d)) during which it shall be entitled, but not required, to remove any and all equipment provided by or through Onboarding Agent, which may include without limitation a network interface unit, one or more wall plates with a fiber jack, or other equipment and appurtenant devices (collectively “Onboarding Agent Equipment”). In the event of removal of the Onboarding Agent Equipment, Onboarding Agent shall promptly repair any damage to the Designated MDU caused by such removal and return the Designated MDU to its original condition, ordinary wear and tear excepted. [***]. The Owner shall be liable for any damage to the Onboarding Agent Equipment caused by Owner or the Owner’s Representatives. [***]. The foregoing provision shall survive termination of this Agreement. To the extent Onboarding Agent Equipment is located in a Unit, the occupant shall be responsible for any loss or damage to the Onboarding Agent Equipment, except to the extent resulting from Onboarding Agent or Provider’s negligence, willful misconduct or breach of this Agreement.  Owner shall promptly notify Onboarding Agent if it becomes aware of any lost or damaged Onboarding Agent Equipment.

16.

Confidentiality. Each party agrees to keep strictly confidential all Confidential Information received in whatever form from the other party (the “Discloser”).  The party who received the Confidential Information (the “Recipient”), to the maximum extent permitted by law, will not disclose the Confidential Information, except to affiliates, employees, agents or professional advisors, potential purchasers of the Designated MDU, or individuals as required by Law, who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential. The Recipient will ensure that those people and entities use the received Confidential Information only to exercise rights and fulfill obligations under this Agreement, while using reasonable care to keep it confidential. The Recipient may also disclose Confidential Information when required by Law after giving reasonable notice to the discloser if allowed by Law.

17.	Data Security.
(a)

Safeguards. Onboarding Agent shall use, or require Provider to use, all appropriate or reasonable legal, organizational, physical, administrative and technical measures and security procedures to safeguard and ensure the security of the Owner Data and to protect Owner Data from unauthorized access, disclosure, duplication, use, modification or loss. In implementing such measures and procedures, Onboarding Agent will use, or require Provider to use, at least the same level of care (including both physical security and electronic security) to prevent unauthorized access by, storage, disclosure, publication, dissemination to and/or use by third parties of, Owner Data, as it employs, and Owner employs, to avoid unauthorized access, storage, disclosure, publication, dissemination or use of their own information of a similar nature, but in no event less than a reasonable standard of care.

(b)

Security Breach. In the event Onboarding Agent becomes aware of any Security Breach, Onboarding Agent shall, within [***] after becoming aware of such Security Breach, notify Owner, of such Security Breach. In addition, with respect to any Security Breach resulting from or due to acts or omissions of Onboarding Agent or any Representative of Onboarding Agent other than in accordance with the terms of the Agreement, Onboarding Agent shall, at its own expense, comply with reasonable remediation requirements required by Owner, or as applicable require Provider to comply with reasonable remediation requirements of Owner. Owner shall make the final decision on notifying Owner’s tenants, employees, service providers or the general public of such Security Breach, and the implementation of the remediation plan. If a notification to a customer is required under any Law or pursuant to any privacy or security policies of Owner, then notifications to all tenants who are affected by the same event (as reasonably determined by Owner) shall be considered legally required. Onboarding Agent shall reimburse Owner on demand for all reasonable Notification Related Costs incurred by the Owner arising out of or in connection with any such Security Breach resulting in a requirement for legally required notifications (as determined in accordance with the previous sentence). Notwithstanding the foregoing, with respect to any Security Breach which is not due to acts or omissions of Onboarding Agent or any Representative of Onboarding Agent other than in accordance with the terms of the Agreement, the parties shall reasonably cooperate regarding which of the foregoing or other activities may be appropriate under the circumstances, including any applicable fees for the same.

(c)	Exclusions. [***].

18.	Miscellaneous.
(a)

Independent Contractor. Onboarding Agent acknowledges that it is at all times acting as an independent contractor under this Agreement and not as an agent, employee, or partner of Owner. Onboarding Agent agrees to be solely responsible for all matters relating to compensation of its employees, subcontractors, agents, partners or consultants including but not limited to compliance with laws governing workers’ compensation, Social Security, provident fund, retrenchment, lay-off or termination compensation, withholding and payment of any and all federal, state and local personal income taxes, disability/death insurance, unemployment, and any other taxes for such persons, including any related employer assessment or contributions required by law, and all other regulations governing such matters, and the payment of all salary, vacation and other employee benefits.

(b)

Force Majeure.  If either party cannot perform any of its obligations because of any act of God, court order, war, or any other cause not within the party’s reasonable control and could not be avoided through the exercise of reasonable care and diligence (a “Force Majeure Event”), then the non-performing party will: (i) immediately notify the other party; (ii) take reasonable steps to resume performance as soon as possible; and (iii) not be considered in breach during the duration of the Force Majeure Event. Notwithstanding the foregoing, the parties agree and acknowledge that the COVID-19 pandemic and related rules, orders or other voluntary guidance and mandatory restrictions promulgated by governmental authorities are ongoing and shall in no event be deemed a Force Majeure Event.  In the event a Force Majeure Event continues for a period of [***], Owner may terminate this Agreement by providing written notice to Onboarding Agent. For the avoidance of doubt, in the event Onboarding Agent’s performance hereunder is the subject of a Force Majeure Event, the fees to be paid by Owner hereunder shall be equitably adjusted to reflect the period in which Onboarding Agent performance was effected.

(c)

Assignability; Binding Effect. Onboarding Agent may assign this Agreement without the prior written consent of Owner. This Agreement may not be assigned by Owner, by operation of law or otherwise, to a transferee other than a Permitted Transferee without the prior written consent of Onboarding Agent. This Agreement may be assigned by Owner without the prior written consent of Onboarding Agent solely to a purchaser or subsequent owner of the Designated MDU (each such purchaser or owner of the Designated MDU a “Permitted Transferee”), provided, that the Permitted Transferee enters into an assignment and assumption agreement providing for assumption by such Permitted Transferee of this Agreement in a form reasonably satisfactory to Onboarding Agent. In the event of a sale, transfer, or other conveyance of the Designated MDU by Owner, Owner shall assign to the Permitted Transferee, and the Permitted Transferee shall assume, this Agreement, as provided in this Section 18(c). This Agreement shall be binding upon the parties and their respective successors and assigns.

(d)

Applicable Law; Venue. This Agreement shall be governed and construed in accordance with applicable federal laws and regulations and by the laws of the jurisdiction in Texas, without regard to its choice of law principles. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of Dallas, Texas, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

(e)	Invalidity. If any provision of this Agreement is found to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired.
(f)

Notices. All notices under this Agreement will be in writing and will be deemed to have been duly given if delivered personally or by an internationally recognized courier service or, mailed by U.S. registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth below. All notices under this Agreement that are addressed as provided in this Section, (a) if delivered personally or by a nationally recognized courier service, will be deemed given upon delivery, or (b) if delivered by mail in the manner described above, will be deemed given on the fifth business day after the day it is deposited in a regular depository of the United States mail. Either party may change its address or designee for notification purposes by giving notice to the other of the new address or designee and the date upon which such change will become effective.

If to Onboarding Agent:

[***]

If to Owner:

[***]

(g)

Entire Agreement; Amendments. All recitals set forth above are hereby incorporated into the body of this Agreement. This Agreement, including all exhibits attached hereto, constitutes the entire agreement between the parties and supersedes all prior agreements, promises and understandings, whether oral or written. This Agreement shall not be modified, amended, supplemented or revised, except by a written document signed by both parties.

(h)

 Counterparts; Electronic Signatures. The parties may execute this Agreement in counterparts, including PDF, and other electronic copies, which taken together will constitute one instrument. Each party to this Agreement agrees to: (a) use electronic signatures; and (b) be subject to the provisions of the U.S. ESIGN Act (i.e., the Electronic Signatures in Global and National Commerce Act (ESIGN, Pub.L. 106229, 14 Stat. 464, enacted June 30, 2000, 15 U.S.C. ch.96)).

(i)

Further Assurances. Each party to this Agreement will, at the request of the other, execute, acknowledge (if appropriate) and deliver additional documents, and do such other acts, as may be reasonably requested by the other, to reflect the terms and carry out the purpose of this Agreement.

(j)

Change In Law.  If any Law is amended, repealed, enacted or otherwise changed in a way that makes any term of this Agreement illegal or unenforceable, or would have a material adverse effect on the parties’ respective rights and obligations hereunder (including the economic, marketing, or other material terms herein), the parties shall negotiate in good faith to modify the Agreement to account for such change in Law. If the parties are unable to mutually agree to a modification of the Agreement within sixty (60) calendar days following such change in such Law either party may, at its sole discretion, terminate the Agreement without liability, except for accrued liabilities prior to the effective date of such termination.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or representatives as of the Effective Date.

ONBOARDING AGENT	OWNER

NLFM Leaseco, LLC

Authorized signature:	Authorized signature:
Name:	Name:
Title:	Title:

Exhibit A

Designated MDU

1.Description of Designated MDU. The Designated MDU is located at the following address: [INSERT ADDRESS OF MDU]. The Designated MDU consists of [INSERT NUMBER] of Units and requires [***] outlets in each Unit.

2.Fee. The Fee due for each Unit located in the Designated MDU shall be the sum of [***].

3.Commencement of Fee. The Fee shall commence [***].

4.Internet Connection. Internet connection speed of [***].

5.Courtesy Outlets. The Designated MDU identified in Section 1 of this Exhibit A will be entitled to [***] of courtesy outlets.

EXHIBIT B

Service Level Requirements

This Exhibit describes the performance standards and service levels to be achieved by Contractor in providing the Services:

[***]

EXHIBIT C

Pre-Approved Providers

[***]

Exhibit 10.2

ANNEX A

1. NXRT Bella Solara, LLC

2. NXRT Torreyana, LLC

3. NXRT Bloom, LLC

1